Exhibit 21

SUBSIDIARIES OF ADTRAN HOLDINGS, INC.

December 31, 2022

Name of Subsidiary	Country or State of Incorporation

ADTRAN Networks Pty. Ltd	Australia
ADTRAN Networks Comunicações Ltda.	Brazil
ADTRAN Canada, Inc.	Canada
ADTRAN d.o.o.	Croatia
ADTRAN International, Inc.	State of Delaware
ADTRAN Networks Worldwide, Inc.	State of Delaware
ADTRAN Networks, LLC	State of Delaware
Bluesocket, Inc.	State of Delaware
ADTRAN Oy	Finland
ADTRAN GmbH	Germany
ADTRAN Networks M.E.P.E.	Greece
ADTRAN Networks India Private Limited	India
ADTRAN Holdings Ltd.	Israel
ADTRAN S.R.L.	Italy
ADTRAN K.K.	Japan
ADTRAN Networks Sdn Bhd	Malaysia
ADTRAN Networks S.A. de C.V.	Mexico
ADTRAN Networks & Services, S. de R.L. de C.V.	Mexico
ADTRAN Peru S.R.L.	Peru
ADTRAN Sp. z.o.o.	Poland
ADTRAN, Unipessoal Lda.	Portugal
ADTRAN International, Inc. - Saudi Arabia branch	Saudi Arabia
ADTRAN s.r.o.	Slovakia
ADTRAN Proprietary Ltd.	South Africa
ADTRAN Switzerland GmbH	Switzerland
ADTRAN GmbH (Tunisia Permanent Establishment Branch Office)	Tunisia
ADTRAN SARL	Tunisia
ADTRAN Europe Limited	United Kingdom
ADTRAN Networks and Services Egypt, LLC	Egypt
ADTRAN Networks New Zealand Ltd.	New Zealand
ADVA Optical Networking, SE	Germany
ADVA Optical Networking North America, Inc.	State of Georgia
ADVA Optical Networking Ltd.	United Kingdom
Oscilloquartz SA	Switzerland
ADVA Optical Networking sp. z o.o.	Poland
ADVA Optical Networking Israel Ltd.	Israel
ADVA Optical Networking (Shenzhen) Ltd.	China
Oscilloquartz Finland Oy	Finland
ADVA IT Solutions Pvt. Ltd.	India
ADVA Optical Networking Trading (Shenzhen) Ltd.	China
ADVA Optical Networking Singapore Pte. Ltd.	Singapore
ADVA Optical Networking Hong Kong Ltd.	China
ADVA Optical Networking (India) Private Ltd.	India
ADVA Optical Networking Serviços Brazil Ltda.	Brazil
ADVA Optical Networking Corp.	Japan
ADVA Optical Networking AB	Sweden
ADVA NA Holdings Inc.	State of Georgia
ADVA Optical Networking Pty Ltd.	Australia
ADVA Optical Networking B.V.	Netherlands
ADVA Canada Inc.	Canada
Adva Network Security GmbH	Germany